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                                  AMENDMENT TO

                                 TOM BROWN, INC.

                          1999 LONG TERM INCENTIVE PLAN


         WHEREAS, TOM BROWN, INC. (the "Company") has heretofore adopted the TOM BROWN, INC. 1999 LONG TERM INCENTIVE PLAN (the "Plan") on behalf of itself and its affiliates; and

         WHEREAS, the Company, through the action of its Board of Directors pursuant to Paragraph XII of the Plan, desires to amend the Plan in certain respects;

         NOW, THEREFORE, the Plan shall be amended as follows, effective as of May 10, 2001:

         1. The second sentence of Subparagraph XI(c) of the Plan shall be deleted and the following shall be substituted therefor:

         "Notwithstanding any provision in an Option Agreement or the Plan to the contrary, upon the occurrence of a Change in Control (as defined in clause (i), (ii), (iii) or (iv) below) each Option then outstanding that is held by an individual who is an Employee, Consultant or Director immediately prior to such Change in Control shall become fully vested and exercisable in full immediately prior to such Change in Control (or at such earlier time as may be specified by the Committee), and each Restricted Stock Award then outstanding that is held by an individual who is an Employee, Consultant or Director immediately prior to such Change in Control shall become fully vested immediately prior to such Change in Control (or at such earlier time as may be specified by the Committee). Moreover, effective as of a date (selected by the Committee) within ten days after the approval by the stockholders of the Company of a Change in Control (as defined in clause (ii), (iii) or (iv) below), or thirty days of a Change in Control (as defined in clause (i) below), the Committee, acting in its sole discretion without the consent or approval of any Holder, may effect one or more of the following alternatives with respect to the then outstanding Options held by Employees, Consultants or Directors which may vary among individual Holders and which may vary among Options held by any individual Holder:

                  (1) accelerate the time at which such Options may be exercised or adjust the time period during which such Options may be exercised so that such Options may be exercised for a period of time on or before a specified date (before or after such Change in Control) fixed by the Committee, after which specified date all unexercised Options and all rights of Holders thereunder shall terminate,



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                  (2) require the mandatory surrender to the Company by Holders of some or all of such Options (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Change in Control, specified by the Committee, in which event the Committee shall thereupon cancel such Options and pay (or cause to be paid) to each Holder an amount of cash per share equal to the excess of the amount calculated in Subparagraph (d) below (the "Change in Control Value") of the shares subject to such Option over the exercise price(s) under such Options for such shares,

                  (3) make such adjustments to such Options as the Committee deems appropriate to reflect such Change in Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to such Options) or

                  (4) provide that, upon any exercise of an Option theretofore granted, the Holder shall be entitled to purchase under such Option, in lieu of the number of shares of Common Stock as to which such Option shall then be exercisable, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement effecting such Change in Control if, immediately prior to such Change in Control the Holder had been the holder of record of the number of shares of Common Stock as to which such Option is then exercisable.

                  For purposes of Subparagraphs XI(c) and XI(d), a "Change in Control" shall mean:

                  (i) the acquisition, directly or indirectly, by any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act (a "Person"), except for an underwriter or group of underwriters in connection with a public offering of common stock, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 50% or more of either (x) the then-outstanding shares of Common Stock of the Company (the "Outstanding Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"), in each case other than acquisitions of beneficial ownership by (I) the Company and its subsidiaries, (II) any employee benefit plan sponsored or maintained by the Company or any Person organized, established or appointed pursuant to the terms of any such employee benefit plan or (III) any acquisition by any Person pursuant to a transaction that complies with items (x), (y) and (z) of clause
         (ii) below;

                  (ii) consummation of a merger of the Company with another entity, a consolidation involving the Company, a share exchange involving the Company, or the sale, lease or exchange of all or substantially all of the assets of the Company (each a "Business Combination") unless, in any such case, immediately following such Business Combination, (x) the Persons who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting




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         Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50%, respectively, of the then outstanding equity securities and 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or comparable governing body), as the case may be, of the Resulting Person (as defined below) of such Business Combination in substantially the same proportions as their beneficial ownership immediately prior to such Business Combination; provided, however, that for purposes of this item (x), any shares of equity securities or voting securities of the Resulting Person received or otherwise owned by such beneficial owners in such Business Combination other than as a result of such beneficial ownership of Outstanding Common Stock or Outstanding Voting Securities immediately prior to such Business Combination shall not be considered to be owned by such beneficial owners for the purposes of calculating their percentage of ownership of the outstanding equity securities and voting power of the Resulting Person, (y) no Person (excluding any Resulting Person from such Business Combination or any employee benefit plan sponsored or maintained by the Company or such Resulting Person or any Person organized, established or appointed pursuant to the terms of any such employee benefit plan) beneficially owns, directly or indirectly, 30% or more, respectively, of the then-outstanding equity securities of the Resulting Person or the combined voting power of the then-outstanding voting securities of the Resulting Person unless such ownership existed immediately prior to the Business Combination and (z) immediately following such Business Combination at least a majority of the members of the Board of Directors (or comparable governing body) of the Resulting Person were members of the Incumbent Board (as defined in clause (iii) below) at the time of the execution of the initial agreement or other action by the Board providing for such Business Combination;

                  (iii) as a result of or in connection with a contested election of the Board, individuals who constituted the Board before such event (the "Incumbent Board") (provided that any individual becoming a director subsequent to such date whose appointment or whose nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board), shall cease for any reason to constitute at least a majority of the Board; or

                  (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company pursuant to the corporation laws of its jurisdiction of incorporation.

          For purposes of the preceding sentence, "Resulting Person" in the context of a Business Combination that is a merger or consolidation shall mean the surviving Person unless the surviving Person is or shall become a subsidiary of another Person and the holders of Outstanding Common Stock or Outstanding Voting Securities receive securities of such other Person in such Business Combination, in which event the Resulting Person shall be such other Person."



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         2. Subparagraph XI(d) of the Plan shall be deleted and the following shall be substituted therefor:

                  "(d) For the purposes of clause (2) in Subparagraph (c) above, the "Change in Control Value" shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Company in any such Change in Control transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Change in Control takes place, or (iii) if such Change in Control occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to stockholders of the Company in any transaction described in this Subparagraph (d) or Subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash."

         3. As amended hereby, the Plan is specifically ratified and reaffirmed.

         IN WITNESS WHEREOF, this Amendment to Tom Brown, inc. Amended and Restated 1993 Stock Option Plan has been executed to be effective as of May 10, 2001.

ATTEST:                                TOM BROWN, INC.



By:   /s/ BRUCE R. DEBOER              By: /s/ JAMES D. LIGHTNER
   -------------------------------         -------------------------------------
     Bruce R. DeBoer                       James D. Lightner
     Secretary                             President and Chief Executive Officer



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